AUDITORS' CONSENT


The Board of Directors
Ace Hardware Corporation:

We consent to the use of our report included herein and the reference to our firm under the heading "Experts" in the prospectus.




                                      KPMG Peat Marwick, LLP


Chicago, Illinois
March 16, 1998